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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Date of Report: February 27, 2001

                             VISUAL DATA CORPORATION
             (Exact name of registrant as specified in its charter)

   FLORIDA                     000-22849                           65-0420146
(State or other               (Commission                        (IRS Employer
jurisdiction of               File Number)                      Identification
incorporation)                                                       Number)

                              1291 S.W. 29th Avenue
                          Pompano Beach, Florida 33068
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code: (954) 917-6655 not applicable
          (Former name or former address, if changed since last report)



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Item 2. Acquisition or Disposition of Assets.

         On February 27, 2001, pursuant to the terms of an Agreement and Plan of Merger dated as of December 1, 2000, as amended (the "Merger Agreement"), between Visual Data Corporation, a Florida corporation ("VDAT"), and SportsSoft Golf, Inc., a Delaware corporation ("SSG"), and certain shareholders of SSG, SSG has merged with and into a wholly-owned subsidiary of VDAT. The surviving corporation is named Golf Society of the U.S., Inc., a Florida corporation ("Surviving Corporation"). In the merger, all outstanding shares of common stock of SSG issued and outstanding were converted into the right to receive .0969 shares of restricted common stock of VDAT, par value $.0001. The aggregate number of VDAT shares to be received by the SSG shareholders is 1,686,445.

         The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text of such Agreement, a copy of which is filed herewith.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

         (a)      Financial Statements:

                  Financial Statements of SportSoft Golf, Inc. for the period specified by Rule 3-05(b) of Regulation S-X will be filed by Amendment within the applicable time period as is provided by regulation.

         (b) Pro Forma Financial Information required pursuant to Article 11 of Regulation S-X will be filed by Amendment within the applicable time period as is provided by regulation.

         (c)      Exhibits:

                  2.1      Articles of Merger filed with State of Florida.

                  2.2      Articles of Merger filed with State of Delaware.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: March 9, 2001                        By: /s/ Randy S. Selman
                                               ---------------------------------
                                               Randy S. Selman, President






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